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                                                                Exhibit 24.1
                                                                ------------

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Solutia Inc. (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint Karl R. Barnickol and Karen L. Knopf, or either of them acting alone, to be his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including any subsequent registration statement filed pursuant to Rule 462(b), covering the registration of guarantees by certain wholly-owned domestic subsidiaries of the Company of senior and subordinated debt securities to be issued by the Company from time to time after the Registration Statement becomes effective, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 24th day of April, 2002.


/s/  John C. Hunter III                          /s/  Robert A. Clausen
------------------------------------------       ------------------------------------------
John C. Hunter III, Chairman, President,         Robert A. Clausen, Senior Vice President
Chief Executive Officer and Director             and Chief Financial Officer
(Principal Executive Officer)                    (Principal Financial Officer)


/s/  James M. Sullivan                           /s/  Paul Donovan
-----------------------------------------       ------------------------------------------
James M. Sullivan, Vice President and            Paul Donovan, Director
Controller (Principal Accounting Officer)


/s/  Paul H. Hatfield                            /s/  Robert H. Jenkins
------------------------------------------       ------------------------------------------
Paul H. Hatfield, Director                       Robert H. Jenkins, Director


/s/  Frank A. Metz, Jr.                          /s/  J. Patrick Mulcahy
------------------------------------------       ------------------------------------------
Frank A. Metz, Jr., Director                     J. Patrick Mulcahy, Director


/s/  Sally G. Narodick                           /s/  William D. Ruckelshaus
------------------------------------------       ------------------------------------------
Sally G. Narodick, Director                      William D. Ruckelshaus, Director


/s/  John B. Slaughter
------------------------------------------
John B. Slaughter, Director